Exhibit 10 (d)

                            THE WEST COMPANY, INCORPORATED
              AMENDMENT TO THE RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

                  The  West Company, Incorporated  (the  Company ) hereby
             adopts  effective as of April  28, 1998 this Amendment (this
              Amendment )  to  the  Company s Retirement  Plan  for  Non-
             Employee Directors (the  Plan ).

             The Plan is hereby amended:

             1. to delete the existing Paragraph 11.1 and add a new Paragraph 11.1, which shall read in its entirety as follows:

                       Notwithstanding any other  provision of  this
                  Plan, in the event of a Change in Control (as defined herein), each Director in service on the Board immediately prior to the effective time of the Change in Control shall, at the Director s option, be entitled to (a) the maximum benefits available to any Director under this Plan, without regard to the length of service by that Director, or (b) a lump sum payment in the amount of the present value of an annuity equal to one hundred percent (100%) of the Director s Base Retainer paid annually for fifteen years, such lump sum payment to be in lieu of any payment under Articles V or VI.

             2. to delete the existing Paragraph 11.2 and add a new Paragraph 11.2, which shall read in its entirety as follows:

                  Within sixty (60) days following a Change in Control as defined herein, a Participant or surviving spouse who is already receiving payments under the Plan at the time of a Change in Control will be paid a lump sum equal to the present value of the remaining annuity payments as of the date of Change in Control.

             3. to delete the existing Paragraph 11.3 and add a new Paragraph 11.3, which shall read in its entirety as follows:

                       A "Change in Control"  shall mean a change in
                  control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K as in effect on April 28, 1998 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

                       (a)  any "Person" (as  such term  is used  in

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                  Sections 13(d) and 14(d) of the Act), other than:

                            (i)  the Company,
                            (ii) any Person who on the date hereof is a
                                 director or officer of the Company, or

                           (iii) a trustee or fiduciary holding securities
                                 under an employee benefit plan of the
                                 Company,

                       (b) is or becomes the "beneficial owner," (as defined in Rule 13-d3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company s then outstanding securities; or

                       (c) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                       (d)  the shareholders of the Company approve:
                  (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation, or reorganization.

             4.   to delete the existing Paragraphs 11.4 and 11.5.

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             5.   to  renumber  existing  Paragraphs  11.6  and  11.7  as
                  Paragraphs 11.4 and 11.5, respectively.

             6. Except as otherwise set forth in Paragraphs 1 through 6 of this Amendment, the Plan shall remain in full force and effect in accordance with its terms.


                                 THE WEST COMPANY, INCORPORATED


                                 By: _______________________________
                                      John R. Gailey III, Secretary